  As Filed With the Securities and Exchange Commission on September 13, 1996
                                                   Registration No. 333-




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

                                 ---------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------


                          CORTEX PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           Delaware                                    33-0303583
(STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)


                15241 Barranca Parkway, Irvine, California 92718
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 ---------------


             1989 INCENTIVE STOCK OPTION, NONQUALIFIED STOCK OPTION
                             AND STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                                 ---------------


          Vincent F. Simmon, Ph.D., President and Chief Executive Officer
                          Cortex Pharmaceuticals, Inc.
                15241 Barranca Parkway, Irvine, California 92718
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (714) 727-3157
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    Copy to:
                             Lawrence B. Cohn, Esq.
          Stradling, Yocca, Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660



                       [cover page continued on next page]

                             [cover page continued]


                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------
                                            Proposed       Proposed Maximum
 Title of Securities    Amount To Be        Maximum       Aggregate Offering      Amount of
  To Be Registered    Registered (1)(2)     Offering           Price (3)       Registration Fee
                                          Price Per Share
- ------------------------------------------------------------------------------------------------
 Common Stock,
 $.001 par value       200,000 shares        $2.78125        $556,250.00           $192.00
- ------------------------------------------------------------------------------------------------

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Cortex 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan (the "Plan").

(2) On January 11, 1995, the Company effected a one-for-five reverse split of its authorized shares of Common Stock (the "Reverse Split"). On
     October 11, 1991, the Company registered 200,000 shares of Common Stock (or 1,000,000 shares of pre-Reverse Split Common Stock) available for grant under the Plan on a Registration Statement on Form S-8 (Registration No. 33-43251), on January 28, 1994, the Company registered an additional 160,000 shares of Common Stock (or 800,000 shares of pre-Reverse Split Common Stock) available for grant under the Plan on a Registration Statement on Form S-8 (Registration No. 33-74608) and on February 13, 1995, the Company registered an additional 140,000 shares of Common Stock available for grant under the Plan on Form S-8 (Registration No. 33-89416).

(3) The aggregate offering price for 200,000 shares of Common Stock registered hereby, which are to be offered to the registrant's employees pursuant to the Plan, is estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the closing bid and asked price of the Common Stock of the Registrant on the NASDAQ System on September 9, 1996.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The contents of the registrant's Registration Statements on Form S-8 (Registration No. 33-43251, Registration No. 33-74608, and Registration No. 33-89416) are incorporated herein by reference.

ITEM 8.   EXHIBITS.

          The following exhibits are filed as part of this Registration
Statement:

          Number                   Description
          ------                   -----------

          4.11 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted December 12, 1995

          5 Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to the Registrant

          23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5)

          23.2      Consent of Ernst & Young LLP, Independent Auditors,
                    re:  Financial Statements of Cortex Pharmaceuticals, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 13th day of September, 1996.

                                   CORTEX PHARMACEUTICALS, INC.



                                   By:  /s/Vincent F. Simmon, Ph.D.
                                        -----------------------------------
                                        Vincent F. Simmon, Ph.D.
                                        President, Chief Financial Officer
                                         and Director
                                        (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                        Title                         Date
        ---------                        -----                         ----

/s/ Vincent F. Simmon, Ph.D.    Chief Executive Officer,      September 13, 1996
- ------------------------------  President and Director
    Vincent F. Simmon, Ph.D.

    /s/ D. Scott Hagen          Chief Financial Officer       September 13, 1996
- ------------------------------  and Chief Operating Officer
     D. Scott Hagen             (Principal Financial and
                                Accounting Officer)

/s/ Harvey S. Sadow, Ph.D.      Chairman of the Board and     September 13, 1996
- ------------------------------  Director
  Harvey S. Sadow, Ph.D.


 /s/ Carl W. Cotman, Ph.D.      Director                      September 13, 1996
- ------------------------------
   Carl W. Cotman, Ph.D.


 /s/ Jerome M.Arnold, Ph.D.     Director                      September 13, 1996
- ------------------------------
  Jerome M. Arnold, Ph.D.


/s/Davis L. Temple, Jr., Ph.D.  Director                      September 13, 1996
- ------------------------------
 Davis L. Temple, Jr., Ph.D.

                                Director                      September 13, 1996
- ----------------------------
      Michael G. Grey


  /s/ Robert F. Allnutt         Director                      September 13, 1996
- ----------------------------
    Robert F. Allnutt



                                       S-2